                                                                       EXHIBIT 3


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.


Dated as of August 30, 2001

                              POWERCERV CORPORATION

              (INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA)

   WARRANT FOR THE PURCHASE OF SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK


         FOR VALUE RECEIVED, POWERCERV CORPORATION, a Florida corporation (the "Company"), hereby certifies that David A. Straz, Jr. or his permitted registered assigns (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company 222,222 fully paid and non-assessable shares of Preferred Stock (as defined below) at the exercise price per share of $1.00 (the "Exercise Price"). This Warrant shall become exercisable immediately on the date hereof.

         The term "Preferred Stock" means the Series C Convertible Preferred Stock, par value $.001 per share, of the Company as constituted on the date hereof (the "Base Date"). The number of shares of Preferred Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Preferred Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Shares." The term "Other Securities" means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Shares. The term "Company" means and includes the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation) with another corporation, or (ii) any corporation to which such corporation (or any immediate or more remote successor corporation of such corporation) has transferred its property or assets as an entirety or substantially as an entirety.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

         1. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part, at any time, or from time to time during the period commencing immediately on the date hereof and expiring 5:00 p.m. Eastern Time on August 30, 2002 (the "Expiration Date") or, if such day is a day on which banking institutions in New York are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or its duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Preferred Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Preferred Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Preferred Stock on exercise of this Warrant.

         2. RESERVATION OF SHARES. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Preferred Stock or other shares of capital stock of the Company (and Other Securities) from time to time receivable upon exercise of this Warrant. All such shares (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

         3. FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the fair market value of such fractional share of Preferred Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant, as determined by the Board of Directors of the Company.

         4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant may not be transferred without the Company's prior written consent; provided, however, that David A. Straz, Jr. may transfer this Warrant to a single entity wholly owned or controlled by him without the Company's prior consent. Subject to the foregoing, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Preferred Stock purchasable hereunder. Upon surrender of this Warrant to the Company with the Assignment Form annexed hereto duly executed in favor of a permitted assignee and accompanied by funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

         5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights as a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

         6. CERTAIN ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 6. Upon each such adjustment of the Exercise Price pursuant to this Section 6, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  6.1 If the Company, at any time while this Warrant is outstanding and to the extent provided for in the terms of the Preferred Stock,
(i) shall pay a stock dividend (except scheduled dividends paid on any class or series of capital stock that contains a stated dividend rate) or otherwise make a distribution or distributions on shares of the Preferred Stock or on any other class of capital stock payable in shares of capital stock, (ii) subdivide outstanding shares of Preferred Stock into a larger number of shares, or (iii) combine outstanding shares of Preferred Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Preferred Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Preferred Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

                  6.2 In case of any reclassification of the Preferred Stock or any compulsory share exchange pursuant to which the Preferred Stock is converted into other securities, cash or property (except for a conversion of the Preferred Stock in accordance with the terms thereof), then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Preferred Stock following such reclassification or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification or share exchange. The terms of any such reclassification or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 6.2 upon any exercise following any such reclassification or share exchange.

                  6.3 If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Preferred Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 6.1 and 6.2), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Preferred Stock as determined by the Company's independent certified public accountants that regularly examine the financial statements of the Company.

                  6.4 In case of any (i) merger or consolidation of the Company with or into another person, or (ii) sale by the Company of substantially all of the assets of the Company in one or a series of related transactions, the Holder shall have the right thereafter to exercise this Warrant for the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Preferred Stock following such merger, consolidation or sale, and the Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Preferred Stock for which this Warrant could have been exercised immediately prior to such merger, consolidation or sale would have been entitled. The terms of any such merger, consolidation or sale shall include such terms so as to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

                  6.5 For the purposes of this Section 6, in case the Company shall take a record of the holders of its Preferred Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in capital stock or in securities convertible or exchangeable into shares of capital stock, or (ii) to subscribe for or purchase capital stock or securities convertible or exchangeable into shares of capital stock, then such record date shall be deemed to be the date of the issue or sale of the shares of capital stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, if such issuance or sale of such shares of capital stock actually occurs. The Company shall provide to the Holder of this Warrant notice of all such record dates as though the Holder were a record holder of Preferred Stock on each such record date.

                  6.6 All calculations under this Section 6 shall be made to the nearest cent or the nearest whole share, as the case may be.

         7. TRANSFER TO COMPLY WITH THE SECURITIES ACT. This Warrant and any Warrant Share or Other Securities may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless registered under the Securities Act and any applicable state securities laws or pursuant to available exemptions from such registration, provided that the transferor delivers to the Company an opinion of counsel satisfactory to the Company confirming the availability of such exemption.

         8. LEGEND. Unless Warrant Shares or Other Securities have been registered under the Securities Act, upon exercise of the Warrant and the issuance of any of Warrant Shares or Other Securities, all certificates representing such securities shall bear on the face thereof substantially the following legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act and any applicable state securities laws or unless an opinion of counsel to the Company is obtained stating that such disposition is in compliance with an available exemption from such registration.

         9. NOTICES. All notices required hereunder shall be in writing and shall be deemed given when telecopied, delivered personally or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company at its principal office, or to the Holder at the address set forth on the record books of the Company, or at such other address of which the Company or the Holder has been advised by notice hereunder.

         10. APPLICABLE LAW. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the choice of law rules thereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.


                                   POWERCERV CORPORATION,
                                   a Florida corporation


                                   By:
                                      ------------------------------------------
                                       Marc J. Fratello, Chief Executive Officer

                              WARRANT EXERCISE FORM

         THE UNDERSIGNED hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ________________ shares of Preferred Stock of PowerCerv Corporation, a Florida corporation, at an exercise price of $__________ per share, and hereby makes payment of an aggregate of $_______________ in payment therefor.



                                         By:
                                            ---------------------------------
                                            Signature

                                         ------------------------------------
                                         Name

                                         ------------------------------------
                                         Title

                                         ------------------------------------
                                         Date


                       INSTRUCTIONS FOR ISSUANCE OF STOCK
                       ----------------------------------
         (IF OTHER THAN TO THE REGISTERED HOLDER OF THE WITHIN WARRANT)


Name
    ----------------------------------------------------------------------------
           (Please typewrite or print in block letters)

Address
       -------------------------------------------------------------------------



Social Security or
Taxpayer Identification Number
                              --------------------------------------------------

                                 ASSIGNMENT FORM


FOR VALUE RECEIVED,
                    ------------------------------------------------------------
hereby sells, assigns, and transfers unto
Name
    ----------------------------------------------------------------------------
            (Please typewrite or print in block letters) the right to purchase Preferred Stock of PowerCerv Corporation, a Florida corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated:____________________________



                                         By:
                                            ------------------------------------
                                            Signature


                                         ---------------------------------------
                                         Name


                                         ---------------------------------------
                                         Title